UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Monday, November 30, 2009

Time:	11:00 a.m., Pacific time

Place:	Natural Alternatives International, Inc.
Manufacturing Facility
1215 Park Center Drive
Vista, California 92081

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Natural Alternatives International, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors to serve until the next annual meeting of stockholders held to elect Class I directors and until each such director’s successor is elected and qualified;

2.	To approve our 2009 Omnibus Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice. A tour of our manufacturing facility will immediately follow the annual meeting of stockholders (closed-toe shoes are required on the manufacturing floor).

Stockholders of record at the close of business on October 13, 2009, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 30, 2009: Our proxy statement and annual report to stockholders are both available on-line at http://www.nai-online.com/proxy.asp.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by internet will further help us reduce the costs of solicitation. A pre-addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Mark A. LeDoux
Chairman of the Board and Chief Executive Officer

1185 Linda Vista Drive

San Marcos, California 92078

(760) 744-7340

October 23, 2009

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1185 Linda Vista Drive

San Marcos, California 92078

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the “Company” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Monday, November 30, 2009, at 11:00 a.m. Pacific time, at Natural Alternatives International, Inc., Manufacturing Facility, 1215 Park Center Drive, Vista, California 92081, and at any adjournment or postponement thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about October 23, 2009 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on October 13, 2009. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of October 13, 2009, approximately 7,068,793 shares of our common stock, par value $0.01 per share, were issued and outstanding, net of 180,941 treasury shares.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of October 13, 2009, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Mark A. LeDoux and Kenneth E. Wolf) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by internet or by mail. Shares held in street name may be voted by telephone or by internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You may also send a written notice of revocation to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attention: Mr. Kenneth Wolf, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not otherwise be counted in the voting process. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How many votes are required to approve each of the proposals?

For the election of the Class I directors, a plurality of the votes is required. This means that the two candidates who receive the most votes will be elected to the available Class I positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the other proposals. See, however, “Proposal 3—Effect of Ratification.”

As of October 13, 2009, our executive officers, including Messrs. Dullea and Weaver, each a former executive officer, and directors held of record or beneficially approximately 1,644,330 shares, or 23.26%, of our issued and outstanding common stock. Our current executive officers and directors have indicated their intention to vote “for” the election of each of the nominees for Class I director and “for” the other proposals described in this proxy statement.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for any such services. If necessary, we also may retain BNY Mellon Shareowner Services to help us solicit proxies and pay a fee to BNY Mellon Shareowner Services for any such solicitation services provided.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, two Class II directors, and one Class III director. The name, age and business experience of each of our directors are shown below.

CLASS I

Mark A. LeDoux (Age 55)

Chairman of the Board and Chief Executive Officer

Director and Officer since 1986

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Chairman of the Board since 2001, and the Assistant Treasurer since 1998. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, as a director (1992-present) and President (since February 2009) of Transformative Health Products, Inc., and as a director (2005-present) and Chief Executive Officer (since February 2009) of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996-January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the Young Presidents’ Organization 49ers of New England and is the Chairman of the Board of the Council for Responsible Nutrition.

Joe E. Davis (Age 75)

Director since 2000

Mr. Davis has been a member of the Audit Committee of the Board of Directors since 2000 and the Chairman of the Audit Committee since 2004, a member of the Human Resources Committee of the Board of Directors since 2003, and a member of the Nominating Committee of the Board of Directors since 2004. He has been a private investor for more than fifteen years. He currently serves as a trustee (since 1991) and a member of the Audit and Nominating Committees of American Funds Insurance Series, and as a director (since 2007) and a member of the Audit and Nominating Committees of American Funds Target Date Retirement Series, Inc., each a publicly traded investment company, and as a director (since 1997), the Chairman of the Audit Committee and a member of the Compensation and Nominating Committees of Anworth Mortgage Securities, Inc., a publicly traded real estate investment trust. Previously, Mr. Davis served as Chairman of the Board of Linear Corporation (1987-1988); President and Chief Executive Officer of BMC Industries, Inc. (1985); and President and Chief Executive Officer of National Health Enterprises, Inc. (1974-1982). Formerly, Mr. Davis was a director and a member of the Audit Committee of BMC Industries, Inc. and Wilshire Technologies, Inc., and a director of Freymiller Trucking, Inc. Mr. Davis graduated from the University of Texas with a Bachelor of Science in Chemistry. He holds a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

CLASS II

Lee G. Weldon (Age 70)

Director since 1992

Mr. Weldon has been a member of the Human Resources Committee of the Board of Directors since 1993, and a member of the Nominating Committee of the Board of Directors since 2004. Previously, he was a member of the Audit Committee of the Board of Directors (1993—December 2005). He has been the Chairman of both the Human Resources and the Nominating Committees since 2004. Mr. Weldon was the President of Natures Apothecary (1997-2000) and the Chairman and Chief Executive Officer of Kal Healthway, Inc., a food supplement distributor (1978-1995). He graduated from the University of California at Los Angeles with a Bachelor of Science in Business Administration in 1963. He became a member of the Young Presidents’ Organization in 1982, and became a graduate member in 1990.

Alan G. Dunn (Age 54)

Director since 2004

Mr. Dunn has been a member of both the Human Resources and Audit Committees of the Board of Directors since December 2005. Mr. Dunn has been the President of GDI Consulting & Training Company (a manufacturing industry consulting firm focusing on cost and process improvement, productivity improvement and operational transformations) and the Chairman of its parent company, Gerald E. Dunn, Inc., since 1980. He currently serves as a director (since 2000) and the Chairman of the Compensation Committee (since 2003) of Idaho Asphalt Supply Company, and as a director of TMI Products (since 2006), each a privately held company. Formerly, he served as a director and a member of the Compensation Committee of Tools & Metals, Inc. (2000-2004), a director of Air Logistics Corporation (1998-2003), and a director of R.W. Lyall Company (1997-2000), each a privately held company, and a director of Tomorrow’s Morning, Inc. (1995-1998), a company that went public in 1998. Mr. Dunn received a Bachelor’s degree from California State University at Fullerton.

CLASS III

Alan J. Lane (Age 47)

Director since 2004

Mr. Lane has been a member of both the Audit and Nominating Committees of the Board of Directors since 2004. Previously, he was a member of the Human Resources Committee of the Board of Directors (August 2004—December 2005). Mr. Lane is a director, Chief Executive Officer and President of Silvergate Bank (since December 2008) and a director and President of Silvergate Capital Corporation (since December 2008). In addition, Mr. Lane serves on the Board of Trustees of John Paul the Great Catholic University (since July 2006). Before joining Silvergate Bank, Mr. Lane was Executive Chairman of Belvedere SoCal and Professional Business Bank (November 2007-November 2008), and a Senior Advisor to Belvedere Capital, a financial services-focused private equity firm (January 2007-November 2008); a director, President and Chief Operating Officer of Southwest Community Bancorp (October 2004-June 2006); Vice-Chairman and Chief Executive Officer of Financial Data Solutions, Inc., a subsidiary of Southwest Community Bancorp (July 2004—June 2005); and director (October 2004-June 2006) and Chief Administrative Officer (June 2005-June 2006) of Southwest Community Bank. Southwest Community Bancorp was sold to Placer Sierra Bancshares in June 2006. Before joining Southwest Community Bancorp, Mr. Lane was a director and the Chief Executive Officer and President of Business Bank of California. Mr. Lane held the positions with Business Bank of California from 1998 until its sale to Union Bank of California in January 2004. Before heading Business Bank of California, Mr. Lane was a director, Chief Executive Officer or Chief Financial Officer of several financial institutions and non-financial operating companies. Mr. Lane graduated from San Diego State University with a Bachelor of Arts in Economics in 1984.

Board Meetings

The Board of Directors held 10 meetings during the fiscal year ended June 30, 2009.

Independence

Nasdaq rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that four of our five directors are independent under the listing standards of the Nasdaq Stock Market. The members determined to be independent are Messrs. Davis, Dunn, Lane and Weldon.

Board Committees

The Board of Directors has an Audit Committee, a Human Resources Committee, which functions as a compensation committee, and a Nominating Committee. Membership on each committee is limited to independent directors as defined under the listing standards of the Nasdaq Stock Market. In addition, members of the Audit Committee must also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (SEC). The members of the committees of our Board of Directors are as follows:

Audit Committee	Human Resources Committee	Nominating Committee
Joe E. Davis (Chairman)*	Lee G. Weldon (Chairman)	Lee G. Weldon (Chairman)

Alan G. Dunn	Joe E. Davis	Joe E. Davis

Alan J. Lane*	Alan G. Dunn	Alan J. Lane

*	The Board of Directors has determined that Messrs. Davis and Lane are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the fiscal year ended June 30, 2009, the Audit Committee held seven meetings, the Human Resources Committee held four meetings, and the Nominating Committee held two meetings.

Audit Committee. The Audit Committee operates under a charter originally adopted by the Board of Directors in 2000, amended and restated in April 2004, and further amended in August 2007 and September 2009. While the Audit Committee charter is not currently available on our website, a copy of the charter, as recently amended, is included as Attachment A to this proxy statement. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Human Resources Committee. The Human Resources Committee operates under a charter adopted by the Board of Directors in January 2006, and amended in August 2007 and September 2009. While the Human Resources Committee charter is not currently available on our website, a copy of the charter, as recently amended, is included as Attachment B to this proxy statement. The primary purpose of the Human Resources Committee is to oversee the Company’s overall compensation and incentive programs for the Company’s executive officers and certain other key personnel. The Human Resources Committee is responsible for reviewing and recommending matters to the Board of Directors, which may be based on recommendations from the Company’s management, but has no authority to make final decisions except with respect to the Company’s incentive plans as described below or as otherwise set forth in the committee’s charter. Among other things, the Human Resources Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, retirement and other compensation, and is responsible for evaluating the performance of the Company’s Chief Executive Officer and making recommendations to the Board of Directors concerning the compensation for such officer. In addition, the Board of Directors has delegated to the Chairman of the Human Resources Committee the authority to consider and act upon recommendations from the President and the Chief Financial Officer to grant stock options under the Company’s incentive plans as in effect from time to time to employees of the Company and its subsidiaries, not including officers and directors of the Company, within the limitations of any such plan, and only for grants not exceeding 5,000 shares, and with a term not exceeding five years, an exercise price equal to at least 110% of the last reported sale price of the Company’s common stock on the Nasdaq Stock Market on the date of grant, and vesting over a period of not less then three years. The Human Resources Committee may engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location when the committee deems appropriate.

Nominating Committee. The Nominating Committee operates under a charter adopted by the Board of Directors in August 2004, and amended in August 2007 and September 2009. While the Nominating Committee charter is not currently available on our website, a copy of the charter, as recently amended, is included as Attachment C to this proxy statement. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets Nasdaq and/or SEC requirements relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California, 92078, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to the Company’s operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practicable. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

The members of the Board of Directors are encouraged, but not required, to attend each of the Company’s annual meetings of stockholders. It may not be possible or practicable, in light of other business commitments of the directors, for all of the members of the Board of Directors to attend all of the Company’s annual meetings of stockholders. At the Company’s last annual meeting of stockholders held on December 5, 2008, each of the members of the Board of Directors was present.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors currently are serving a term that is due to expire at the Annual Meeting. The Class II directors currently are serving a term that is due to expire at our next annual meeting, and the Class III directors are serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting two Class I directors are to be elected, to serve until the next annual meeting of stockholders held to elect Class I directors and until each such director’s successor is elected and qualified or until each such director’s death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who each currently serves as a Class I member of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted “for” the nominee named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that the nominee will be unable to serve.

Our Board of Directors proposes the election of each of the following nominees as a Class I member of the Board of Directors:

Joe E. Davis                    Mark A. LeDoux

Our Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees as a Class I director of the Company.

PROPOSAL 2

APPROVAL OF OUR 2009 OMNIBUS INCENTIVE PLAN

We believe the availability of stock options and other equity and non-equity incentives is important to our ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company. Since 1999, the Company has had an omnibus equity incentive plan under which the Company has granted incentive and non-qualified stock options to its employees, including its officers, directors and consultants. As of October 13, 2009, there were incentive and non-qualified stock options to purchase 624,276 shares, in the aggregate, of the Company’s common stock outstanding under the plan and 808,576 shares reserved for future option or other award grants under the plan.

The Board of Directors recently approved a review of our existing incentive plan to determine whether it would be advisable to replace the existing plan with a new plan in light of, among others, changes in the marketplace, compensation and employment standards and practices, regulatory changes, and the age of the existing plan, which could result in future options granted under the plan no longer being treated as incentive stock options. Based on the review of the existing plan, the Board of Directors approved terminating the existing plan and adopting a new incentive plan, subject to stockholder approval of the new plan.

If the proposed 2009 Omnibus Incentive Plan (the “Plan”) is approved by stockholders, 500,000 shares of our authorized and unissued common stock will be reserved initially for issuance under the Plan. In addition, our existing plan will be terminated, no further grants would be made under such plan, and the remaining 808,576 shares of our common stock currently reserved for issuance under the plan will no longer be reserved. Options outstanding under our existing plan, however, will remain in effect consistent with their terms.

Potential Benefits to be Received Under the Plan

If the Plan is approved by stockholders at the Annual Meeting, we may, but are not obligated to, grant awards under the Plan to our employees, officers and directors. As of October 15, 2009, we did not have any plans, proposals or arrangements to grant any awards that would be authorized under the Plan to any specific employee, officer or director. Rather, we are seeking approval for the Plan at this time to provide us with the flexibility to grant awards if necessary or advisable, in the determination of the Human Resources Committee, to acquire and/or retain qualified employees, to offer employees a competitive compensation structure, to provide an incentive to employees to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Principal Features of the Plan

The following is a summary of the principal features of the Plan. It is not a complete description of all of the Plan’s provisions. A copy of the Plan, as proposed, is included as Attachment D to this proxy statement. We intend to file a Form S-8 with the SEC under the Securities Act of 1933, as amended, to register the shares authorized for issuance under the Plan as soon as practicable after receiving stockholder approval of the Plan.

Eligibility. All employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Plan. Only employees may be granted incentive stock options. We have four non-employee directors and as of June 30, 2009, from continuing operations we employed 180 full-time employees.

Administration. The Plan will be administered by the Human Resources Committee, which may approve the grant of awards under the Plan to eligible participants, at such times, under such terms and in such amounts as the Human Resources Committee may decide subject to compliance with the terms of the Plan.

Term of Plan. The Plan was initially approved by the Board of Directors effective on October 15, 2009, subject to stockholder approval. The Plan will remain in effect until the earlier of the tenth anniversary of its effective date or until terminated by the Board. The Board of Directors may at any time amend, alter, suspend or terminate the Plan for any reason, subject to applicable laws, rules or regulations requiring stockholder approval of certain amendments to the Plan.

Types of Awards. The Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance awards, other stock-based awards, and short-term cash incentive awards.

Shares Available for Awards. Under the Plan, 500,000 shares of our common stock initially will be available for issuance. In addition, on the first day of each calendar year during the term of the plan, beginning with January 1, 2011, an additional 100,000 shares of our common stock will become available for issuance under the Plan. The foregoing share limits are subject to adjustment for stock splits and other events as set forth in the Plan.

Terms of Awards. The Human Resources Committee will approve the individuals to whom awards will be granted and the terms of such awards, consistent with the Plan. Awards may be granted for varying terms established at the time of grant by the Human Resources Committee. Awards may be granted in combination with other awards under the Plan. No monetary consideration will be paid to the Company upon the grant of any awards under the Plan.

Tax Consequences Relating to Stock Options

A participant generally will recognize no income under the Internal Revenue Code upon the receipt of any option award. In the case of an incentive stock option, if a participant exercises the option during or within three months of employment and does not dispose of the shares within two years of the date of grant or one year after the transfer of the shares to the participant, the participant will be entitled for federal income tax purposes to treat any profit that may be recognized upon the disposition of the shares as a long-term capital gain. In contrast, a participant who receives an option under the Plan that is not an incentive stock option or who does not comply with the conditions noted above will generally recognize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the option price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income, if any, recognized by a participant who (a) exercises an option that is not an incentive stock option, or (b) disposes of stock that was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the option price would be an item of income for purposes of the participant’s alternative minimum tax.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 30, 2009 was Ernst & Young LLP. The Audit Committee of the Board of Directors has selected and approved Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2010. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services provided in connection with our statutory and regulatory filings during each of the last two fiscal years ended June 30, were:

2009	$314,961
2008	$310,784

Audit-Related Fees

There were no fees billed to the Company by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not included under “Audit Fees” above during the fiscal years ended June 30, 2009 and June 30, 2008.

Tax Fees

There were no fees billed to the Company by Ernst & Young LLP for professional services for tax compliance, tax advice, or tax planning provided during the fiscal years ended June 30, 2009 and June 30, 2008.

All Other Fees

There were no other fees billed to the Company by Ernst & Young LLP for products and services provided during the fiscal years ended June 30, 2009 and June 30, 2008.

Pre-Approval Policies and Procedures

On June 23, 2003, the Audit Committee approved certain policies and procedures under which all audit and non-audit services performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Under these policies and procedures, proposed services to be provided by our independent registered public accounting firm may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee may delegate either type of pre-approval authority to one or more of its members, who would then be required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also will require specific pre-approval by the Audit Committee. In granting both general and specific pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, as well as whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The term of any general pre-approval will be 12 months, unless the Audit Committee determines otherwise.

Audit Services. The annual audit services engagement terms and fees are subject to specific pre-approval by the Audit Committee. Audit services include the annual financial statement audit and quarterly reviews, subsidiary audits, and other services necessary for the auditors to form an opinion on the Company’s consolidated financial statements. The Audit Committee monitors the audit services engagement no less frequently than quarterly and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. In addition, the Audit Committee may grant general pre-approval to other audit services, which include statutory or financial audits for subsidiaries of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings.

Audit-Related Services. The Audit Committee may grant general pre-approval of audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services include due diligence services pertaining to any potential business acquisitions or dispositions, consultations related to accounting, financial reporting or disclosure matters not classified as audit services, assistance with the implementation of new accounting and financial reporting rules and guidance, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. To the extent the Company retains its independent registered public accounting firm to provide tax services, the Audit Committee may grant general pre-approval for those tax services that historically have been provided by its independent registered public accounting firm and that the Audit Committee has reviewed and determined would not impair the independence of the auditor. Generally, tax services involving large and complex transactions must be specifically pre-approved by the Audit Committee.

Other Services. The Audit Committee may grant general pre-approval to those permissible non-audit services that it determines are routine and recurring services and that would not impair auditor independence. All other services not otherwise classified above must be specifically pre-approved by the Audit Committee.

Procedures. All services proposed to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee are submitted to the Company’s Chief Financial Officer, who determines whether such services are included within those that have received general pre-approval by the Audit Committee. All services proposed to be provided by our independent registered public accounting firm that require specific pre-approval by the Audit Committee are submitted to the Audit Committee or its delegated member by both the independent registered public accounting firm and the Company’s Chief Financial Officer. The Chief Financial Officer is responsible for monitoring the performance of the services provided by the independent registered public accounting firm, determining whether such services are in compliance with the Audit Committee’s pre-approval policies, and reporting the results of his monitoring on a periodic basis to the Audit Committee.

Effect of Ratification

Ratification by stockholders of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

OUR EXECUTIVE OFFICERS

The Board of Directors elects the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions with the Company, and business experience of each of our executive officers are shown below.

Mark A. LeDoux (Age 55)

Chairman of the Board and Chief Executive Officer

Director and Officer since 1986

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Chairman of the Board since 2001, and the Assistant Treasurer since 1998. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, as a director (1992-present) and President (since February 2009) of Transformative Health Products, Inc., and as a director (2005-present) and Chief Executive Officer (since February 2009) of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996-January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the Young Presidents’ Organization 49ers of New England and is the Chairman of the Board of the Council for Responsible Nutrition.

Kenneth E. Wolf (Age 48)

Chief Financial Officer and Secretary

Officer since February 2008

Mr. Wolf has been the Chief Financial Officer of the Company since February 2008 and the Secretary of the Company since February 2009. Mr. Wolf also has served as director, Chief Financial Officer and Secretary of Transformative Health Products, Inc. since February 2009, and Chief Financial Officer (since July 2008) and a director and Secretary (since February 2009) of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a wholly-owned subsidiary of the Company. Before joining the Company, Mr. Wolf was Chief Financial Officer, Treasurer and Corporate Secretary for Phoenix Footwear Group, a multi-brand footwear and accessories company listed on the American Stock Exchange (2003-2007), an independent consultant for various San Diego-based companies where he performed interim Chief Financial Officer responsibilities (2002), and Senior Vice President—Finance/Controller for Callaway Golf Company, a premium consumer goods company listed on the New York Stock Exchange (1992-2001). Mr. Wolf received his Certified Public Accountant license from the State of California and a Bachelor of Science in Business Administration—Accounting from California State University in Fresno, California.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by our directors, our Chief Executive Officer, our two other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended June 30, 2009, and two former executive officers who would have been our most highly compensated executive officers but for the fact they were not serving as executive officers of the Company at the end of the fiscal year ended June 30, 2009, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of October 13, 2009.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]		Percent of Common Stock Outstanding[2]
Carl J. Terranova, Trust U/W of Vincent Terranova, and Thomas H. Hansen (members of 13(d) group) P.O. Drawer H, Valley Cottage, NY 10989	956,400	[3]	13.53%[3]

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746	378,880	[4]	5.36%

Joe E. Davis, Director	77,100	[5]	1.08%

John F. Dullea, former Executive Vice President[6]	216,751	[6]	3.07%

Alan G. Dunn, Director	40,100	[7]	Less than 1%

Alan J. Lane, Director	41,100	[5]	Less than 1%

Mark A. LeDoux, Chairman of the Board and Chief Executive Officer	1,264,664	[8]	17.84%

Alvin McCurdy, former Vice President of Operations[9]	43,276	[9]	Less than 1%

Randell Weaver, former President and Secretary[10]	87,126	[10]	1.23%

Lee G. Weldon, Director	126,980	[11]	1.78%

Kenneth Wolf, Chief Financial Officer	34,909	[12]	Less than 1%

All directors and executive officers as a group (nine persons)	1,932,006	[13]	26.26%

[1]

A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through the exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days of October 13, 2009 pursuant to options held. As of October 13, 2009, there were 7,068,793 shares of our common stock outstanding, net of 180,941 treasury shares.

[3]

As reported by the members of the 13(d) group on Amendment No. 4 to Schedule 13D filed by such members with the SEC on August 23, 2006. According to such filing, Carl J. Terranova beneficially owns and has sole voting and investment power of 522,900 shares or 7.40% of our common stock outstanding, the Trust U/W of Vincent Terranova beneficially owns and has sole voting and investment power of 224,200 shares or 3.17% of our common stock outstanding, and Thomas H. Hansen beneficially owns and has sole voting and investment power of 209,300 shares or 2.96% of our common stock outstanding.

[4]

As reported by Dimensional Fund Advisors LP on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2009. According to such filing, as an investment advisor, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over the securities owned by the funds, trusts and accounts.

[5]	Includes 40,100 shares underlying options that are exercisable.

[6]	Mr. Dullea’s employment with the Company was terminated on September 30, 2008. The information shown is based on the last Form 4 filed by Mr. Dullea on October 2, 2008.

[7]	Represents 40,100 shares underlying options that are exercisable.

[8]	Includes 20,000 shares underlying options that are exercisable.

[9]

Mr. McCurdy’s employment with the Company was terminated on June 30, 2009. Represents 43,276 shares underlying options that are exercisable. The information shown is based on the last Form 4 filed by Mr. McCurdy on July 2, 2009.

[10]	Mr. Weaver’s employment with the Company was terminated on December 31, 2008. The information shown is based on the last Form 4 filed by Mr. Weaver on October 21, 2008.

[11]	Includes 70,100 shares underlying options that are exercisable.

[12]	Includes 34,000 shares underlying options that are exercisable.

[13]	Includes 287,676 shares underlying options that are exercisable.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our Chief Executive Officer, our two other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended June 30, 2009, and two former executive officers who would have been our most highly compensated executive officers but for the fact they were not serving as executive officers of the Company at the end of the fiscal year ended June 30, 2009, for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last two fiscal years ended June 30.

Name and Principal Position	Fiscal Year	Salary ($)		Option Awards ($)[1]	All Other Compensation ($)[2]		Total ($)
Mark A. LeDoux Chief Executive Officer	2009 2008	247,816 262,831	[3]	— —	23,169 33,471		270,985 296,302

Kenneth Wolf Chief Financial Officer	2009 2008	237,500 87,692		96,068 40,028	20,465 3,307		354,033 131,027

Randell Weaver[4] Former President and Secretary	2009 2008	161,538 300,000		— —	408,425 41,004	[5]	569,964 341,004	[5]

John F. Dullea[6] Former Executive Vice President	2009 2008	81,442 275,000		(43,420 78,333)	568,168 35,446	[7]	606,190 388,779	[7]

Alvin McCurdy[8] Former Vice President of Operations	2009 2008	224,423 210,000		38,423 97,000	86,186 29,009	[9]	349,032 336,008	[9]

[1]

Options were granted under our 1999 Omnibus Equity Incentive Plan. The amounts shown represent the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with FAS 123R. The 2009 amounts shown for Messrs. Dullea and McCurdy include a reduction in the dollar amount recognized of $56,476 and $50,494, respectively, as a result of the forfeiture of certain of their options following their termination. Please see “Stock-Based Compensation” under Note A in the Notes to our audited consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for a discussion of the assumptions made in the valuation.

[2]

Includes matching contributions under our profit sharing plan, payouts of paid time off accruals under the Company’s Paid Time Off Program, premiums paid by the Company for medical/dental/vision insurance, term life insurance, long-term care and long-term disability, golf club memberships for Messrs. LeDoux, Weaver and Dullea, payments for cell phone use and wireless internet access that may be used for both business and personal uses, reimbursement for certain commuting expenses for Mr. McCurdy, and certain other benefits.

[3]	Effective as of January 1, 2009, Mr. LeDoux voluntarily agreed to a 10% salary reduction. His salary was restored to its full amount effective as of September 11, 2009.

[4]	Mr. Weaver’s employment with the Company was terminated effective on December 31, 2008.

[5]	Includes approximately $337,000 in severance and related payments paid to or on behalf of Mr. Weaver as a result of the termination of his employment agreement.

[6]	Mr. Dullea’s employment with the Company was terminated effective on September 30, 2008.

[7]	Includes approximately $510,279 in severance and related payments paid to or on behalf of Mr. Dullea as a result of the termination of his employment agreement.

[8]	Mr. McCurdy’s employment with the company was terminated effective on June 30, 2009.

[9]	Includes approximately $61,952 in severance and related payments paid to or on behalf of Mr. McCurdy as a result of the termination of his employment agreement.

Employment Agreements

We have employment agreements with Messrs. LeDoux and Wolf. Under the terms of each agreement, the officer’s employment is at-will and the employment may be terminated at any time, with or without cause, by either the officer or the Company. Each officer receives an annual salary, payable no less frequently than monthly, and may receive certain employee benefits available generally to all employees or specifically to executives, including bonus compensation in a manner and at a level determined from time to time by the Board of Directors, medical, dental, vision, term life, short and long term disability, and long term care. The annual salaries of Messrs. LeDoux and Wolf in effect at June 30, 2009 were:

Name	Annual Salary
Mark A. LeDoux	$262,830	[1]
Kenneth Wolf	$237,500

[1]

This amount represents the current contractual base salary amount for Mr. LeDoux in effect at June 30, 2009. Effective as of January 1, 2009, Mr. LeDoux voluntarily agreed to a 10% salary reduction. His salary was restored to its full amount effective as of September 11, 2009.

Under the terms of the employment agreements for Messrs. LeDoux and Wolf, each officer is entitled to a severance benefit, including standard employee benefits available to other corporate officers, in the event the officer is terminated by the Company without cause. For Mr. LeDoux, his severance benefit is an amount equal to one year’s compensation, provided he executes and delivers to the Company a general release of claims. For Mr. Wolf, his severance benefit is an amount equal to three months’ base salary and continuing group health insurance coverage pursuant to COBRA for three months following termination at the Company’s expense, provided he executes and delivers to the Company a general release of claims. If an officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. No officer is entitled to receive a severance benefit if the officer is terminated by the Company for cause, or if the officer voluntarily resigns or retires. If an officer is terminated by the Company without cause upon a change in control, the officer is entitled to receive a severance benefit in an amount equal to two years’ compensation for Mr. LeDoux, and one year’s compensation and continuing group health insurance coverage pursuant to COBRA for twelve months following termination at the Company’s expense for Mr. Wolf, provided the officer executes and delivers to the Company a general release of claims. If the officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. In addition, if any officer is terminated by the Company without cause upon a change of control, all then outstanding options held by the officer become fully exercisable and remain so for the term of the option, provided that the officer executes and delivers to the Company a general release of claims.

The employment agreement with Mr. Weaver was terminated effective December 31, 2008. Upon execution of a separation agreement and general release of claims, Mr. Weaver became entitled to receive a severance benefit in an amount equal to one year’s base salary, which amount was approximately $325,000, $216,667 of which was payable within ten business days after the effective date of the separation agreement with the remainder payable on a bi-weekly basis from the effective date of the separation agreement until December 31, 2009. As part of the separation agreement, the Company entered into a Consulting Agreement with an affiliate of Mr. Weaver pursuant to which Mr. Weaver’s company agreed to provide consulting services to the Company during the period January 1, 2009 through December 31, 2009, for a consulting fee equal to $1,000.00 per month. In addition, Mr. Weaver had vested options to purchase 125,000 shares of NAI’s common stock at an exercise price of $8.38 per share, all of which expired on June 30, 2009.

The employment agreement with Mr. Dullea was terminated effective September 30, 2008. Upon execution of a separation agreement and general release of claims, Mr. Dullea received (i) a severance benefit in an amount equal to 21 months’ base salary, which amount was approximately $481,250; (ii) payment by the Company of the premiums for continuing health insurance coverage for Mr. Dullea for 15 months commencing January 1, 2009; (iii) an amount equal to approximately $4,865 as reimbursement or payment of an additional six months of medical benefits; and (iv) an amount equal to $12,000 for executive outplacement services. In addition, Mr. Dullea had vested options to purchase 67,000 shares of NAI’s common stock at an exercise price of $6.655 per share, 33,058 of which expired on December 30, 2008, and 33,942 of which expired on September 30, 2009.

On June 11, 2009, the employment agreement with Alvin McCurdy was terminated effective as of June 30, 2009. Mr. McCurdy had served as Vice President of Operations of the Company. Under the terms of the employment agreement, upon execution of a separation agreement and general release of claims, Mr. McCurdy received a severance benefit in an amount equal to three months’ compensation, including standard employee benefits available to other corporate officers. In addition, Mr. McCurdy had vested options to purchase 67,000 shares of the Company’s common stock at an exercise price of $9.273 per share, 23,724 of which expired on September 30, 2009, and 43,276 of which will expire on June 30, 2010 if Mr. McCurdy elects not to exercise such options within such time period.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information about unexercised option awards held by Messrs. LeDoux, Wolf, Dullea and McCurdy as of June 30, 2009. There were no other stock awards held by such officers and former officers as of June 30, 2009.

Name	Number of Securities Underlying Unexercised Options—# Exercisable	Number of Securities Underlying Unexercised Options—# Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mark A. LeDoux	20,000 —	— 25,000	— 25,000	2.000 7.348	8/27/2010 6/28/2014

Kenneth Wolf	34,000 —	66,000 15,000	66,000 15,000	9.878 7.348	2/10/2013 6/28/2014

John Dullea	33,942	—	—	6.655	9/30/2009	[1]

Alvin McCurdy	23,724 43,276	— —	— —	9.273 9.273	9/30/2009 6/30/2010	[1]

[1]	These options have expired and were not exercised.

DIRECTOR COMPENSATION

Each of the non-employee directors (Messrs. Davis, Dunn, Lane and Weldon) receives an annual retention fee of $10,000, and a fee of $1,000 for each board and committee meeting such director attends. The $1,000 paid for each board and committee meeting a director attends does not apply to and no payment is made for special meetings of a committee or the board held via teleconference unless otherwise expressly determined by the Board on a case by case basis. The annual retention fee is paid in advance at the beginning of each year of a director’s term, which is determined to commence on the date of the annual meeting held to elect any class of directors and to continue until the next annual meeting of stockholders held to elect any class of directors. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Mr. LeDoux receives no additional compensation for serving as a director. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. The Company also may invite directors and their spouses to attend Company-related events and generally provides for, or reimburses expenses of, such directors’ and spouses’ travel, food and lodging for attendance at such events. The table below provides information about the compensation of the Company’s directors during the fiscal year ended June 30, 2009.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joe E. Davis	17,000	—	26,372	—	—	—	43,372
Alan G. Dunn	16,000	—	26,372	—	—	—	42,372
Alan J. Lane	15,000	—	26,372	—	—	—	41,372
Lee G. Weldon	16,000	—	26,372	—	—	—	42,372

[1]	The per meeting fee was voluntarily suspended by the members of the Board of Directors as of December 5, 2008 and reinstituted as of July 1, 2009.

[2]

Options were granted under our 1999 Omnibus Equity Incentive Plan. The amounts shown represent the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with FAS 123R. Please see “Stock-Based Compensation” under Note A in the Notes to our audited consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for a discussion of the assumptions made in the valuation. As of June 30, 2009, Messrs. Davis, Dunn, and Lane each had outstanding options to purchase 60,000 shares of the Company’s common stock and Mr. Weldon had outstanding options to purchase 90,000 shares of the Company’s common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of June 30, 2009.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	714,942	$7.96	717,910	[1]
Equity compensation plans not approved by stockholders	—	—	—

Total	714,942	$7.96	717,910

[1]

Under the terms of the plan in effect as of June 30, 2009, the aggregate number of shares of common stock that may be awarded each year is automatically increased on January 1st of each year by a number equal to the lesser of 2.5% of the total number of common shares then outstanding or 100,000.

CODE OF ETHICS

We have adopted a Code of Business Behavior and Conduct that applies to all of our employees and directors, including all of our officers and our non-employee directors. The Audit Committee periodically reviews the policy and the Company’s compliance with the policy. A copy of our Code of Business Behavior and Conduct is posted on our website at www.nai-online.com. Our Code of Business Behavior and Conduct is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations that no other reports were required, during the fiscal year ended June 30, 2009, all required Section 16(a) reports applicable to our directors, executive officers and greater than 10% stockholders were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Audit Committee’s charter, the Audit Committee conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company may not enter into a related party transaction unless the transaction is approved by the Audit Committee. A transaction is considered a “related party transaction” if the transaction would be required to be disclosed herein pursuant to Item 404 of Regulation S-K. There have been no related party transactions since July 1, 2008, nor are any currently proposed.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2009 with the Company’s management, and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with audit committees concerning independence, and discussed with Ernst & Young LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2009, be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are presented fairly in all material respects in accordance with accounting principles generally accepted in the United States, to certify the Company’s financial statements or to guarantee the report of the Company’s independent registered public accounting firm. As the Audit Committee’s primary function is oversight, the Audit Committee relies on the expertise, skills and knowledge of management and the Company’s independent registered public accounting firm and the accuracy of information provided to the Audit Committee by such persons in carrying out its oversight responsibilities. In giving its recommendation to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, the Audit Committee relied on (i) certain representations and reports of management concerning the preparation of the financial statements; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements.

Members of the Audit Committee

Joe E. Davis, Chairman

Alan G. Dunn

Alan J. Lane

The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (“2009 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2009 Annual Report free of charge to any stockholder upon written request to the Company at 1185 Linda Vista Drive, San Marcos, California 92078. The 2009 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2009 Annual Report together with any later information that we file with the SEC and other publicly available information.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on June 25, 2010. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Restated Certificate of Incorporation, to be properly brought before an annual meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present. To be timely, we must receive the notice not less than 60 days before the original scheduled meeting date. If we provide less than 70 days’ notice or prior public disclosure of the meeting date, to be timely we must receive the notice not later than the close of business on the 10th day following the earlier of the day on which we mailed notice of the meeting date or the day on which we publicly disclosed the meeting date. To be in proper form, the notice must be in writing and include the specified information set forth in Article Fifteenth of our Restated Certificate of Incorporation.

All proposals and notices should be sent by certified mail, return receipt requested, to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attn: Mr. Kenneth Wolf, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

By Order of the Board of Directors

San Marcos, California

October 23, 2009

ATTACHMENT A

NATURAL ALTERNATIVES INTERNATIONAL, INC.

Amended and Restated

AUDIT COMMITTEE CHARTER

(Effective as of April 30, 2004, as amended August 24, 2007, and as further amended September 11, 2009)

This Audit Committee Charter sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Natural Alternatives International, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Statement of Purpose

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall:

provide assistance to the Board in fulfilling its oversight responsibilities relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements and disclosures;

•	the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements;

•	the qualification, independence and performance of the Company’s independent auditing firm (the “Auditor”); and

•	the performance of the Company’s internal audit function and control procedures;

prepare the report that United States Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement; and

perform such other duties set forth in this Charter and as directed from time to time by the Board.

In performing its responsibilities, the Committee shall maintain free and open communication between the Committee, the Auditor, and the Company’s management.

2.	Membership

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The members of the Committee shall be appointed by the Board on the recommendation of the Company’s Nominating Committee or, if there is no such committee, a majority of the Company’s independent directors. The Board shall fill vacancies on the Committee and may remove a Committee member from membership on the Committee at any time with or without cause. Members shall serve until removed or their successors are appointed by the Board.

2.2.	Chairperson. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of all the Committee members.

2.3.	Independence. Each member of the Committee must meet applicable independence requirements, including, without limitation, the independence requirements of Nasdaq as in effect from time to time or such other exchange on which the Company’s shares may then be listed, and any independence requirements under federal securities laws and/or the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder as may be amended and in effect from time to time, and must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years. Independence shall be determined as to each member by the full Board.

Notwithstanding the foregoing, one director who: (i) is not independent as defined by applicable independence requirements; (ii) meets certain applicable criteria set forth in the Securities Exchange Act of 1934, as amended (the “34 Act”) and the rules thereunder; and (iii) is not a current officer or employee or a family member of such officer or employee, may be appointed to the audit committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two (2) years and may not chair the Committee.

2.4.	Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

2.5.	Financial Expert. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent required by Section 407 of the Sarbanes-Oxley Act of 2002 and subject to the ability of the Company to obtain a qualified Board member, at least one member of the Committee shall be a “financial expert” within the definition of Section 407 of said act and the rules and regulations of the SEC promulgated thereunder.

2.6.	Compensation. The compensation of the members of the Committee shall be as determined by the Board from time to time. No member of the Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board. For this purpose, indirect acceptance includes acceptance of such a fee by a spouse, minor child or stepchild or a child or stepchild sharing a home with the Committee member, or by an entity in which the Committee member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries.

3.	Authority

The Committee shall have all resources and authority necessary to discharge its duties and responsibilities, including those set forth below.

3.1.	Education. To help ensure that members of the Committee have the proper knowledge to perform their responsibilities, Committee members shall have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to carrying out the Committee’s responsibilities.

3.2.	Advisors. The Committee shall have the authority to engage independent counsel and other advisors (“Advisors”) as it deems necessary or appropriate to fulfill its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

3.3.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.4.	Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the Auditor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5.	Funding. The Committee shall have the authority to determine the appropriate funding for: (i) compensation to the Auditor for its services in rendering an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any Advisors employed by the Committee pursuant to Section 3.2; and (iii) ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.

3.6.	Recommendations to Board. The Committee shall be responsible for reviewing and recommending matters to the Board but shall have no authority to make final decisions other than as set forth in this Charter or required by applicable law. Notwithstanding the foregoing, the Committee shall have the sole authority to appoint, determine funding for, and oversee the Auditor.

4.	Meetings

4.1.	Frequency. The Committee shall meet at least once per fiscal quarter or more frequently as the Committee deems necessary or appropriate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee shall have the authority to call meetings at its discretion and to invite officers and employees of the company and the Auditor to attend. To the extent practicable, the meeting agenda, draft minutes from the prior meeting, and supporting materials, shall be provided to the Committee members before each meeting to allow time for review.

4.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s Chief Executive Officer and Chief Financial Officer, (ii) the Auditor, and (iii) the Company’s outside legal counsel retained for general corporate purposes, and shall periodically meet in separate executive (private) sessions with each such person and other members of the Company’s management to discuss any matters that the Committee or any such person believes should be discussed privately with the Committee and to provide a forum for the Committee to discuss the Auditor’s evaluation of the Company’s financial practices and personnel and the cooperation that the Auditor receives during the course of its audit.

4.3.	Procedures. The Committee will be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Company’s bylaws; or (iii) any applicable federal or state law.

4.4.	Minutes. The Chairperson of the Committee shall designate a person, who need not be a member of the Committee, to act as secretary and to keep the minutes of each meeting of the Committee.

4.5.	Presiding Member. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding member for that meeting.

5.	Auditor and Audit Process

5.1.	Selection. Subject to stockholder ratification, if such ratification is required by applicable law or the Company’s certificate of incorporation or bylaws, in its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

5.2.	Pre-approval of Auditor Services.

5.2.1.	Committee Pre-Approval. The Committee must approve in advance all auditing services and all permissible non-audit services to be provided by the Auditor. If the Committee approves an audit service within the scope of the engagement of the Auditor, such audit service shall be deemed to have been pre-approved.

5.2.2.	Pre-Approval Exception. Pre-approval shall not be required under Section 5.2.1 for permissible non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company is not more than five percent (5%) of the total amount of revenues paid by the Company to the Auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved before completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

5.2.3.	Delegation of Pre-Approval Authority. The Committee may delegate to one or more designated members of the Committee the authority to grant the pre-approvals of Auditor services required by this Section 5.2. The decision of any member of the Committee to whom such authority is delegated shall be presented to the full Committee at its next scheduled meeting.

5.3.	Independence. The Committee shall periodically assess and satisfy itself that the Auditor is “independent” in accordance with applicable rules and regulations. The Committee shall obtain from the Auditor a formal written statement delineating all relationships between the Auditor and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), and such other disclosures required by the PCAOB and other applicable requirements. The Committee shall be responsible for actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor, including whether the provision by the Auditor of permissible non-audit services is compatible with independence, and for taking, or recommending that the full Board take, appropriate action.

5.4.	Quality Control. The Committee shall annually obtain from the Auditor, and review, a written report describing (i) the Auditor’s internal quality control procedures; and (ii) any material issues raised by (a) the most recent internal quality control review, or peer review, of the Auditor, or (b) any inquiry or investigation by governmental or accounting profession authorities, in each case within the past five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues.

5.5.	Audit Partner Rotation. The Committee shall annually obtain from the Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five previous fiscal years.

5.6.	Auditor Reports Review. The Committee shall review and discuss with the Auditor and management on a timely basis the reports required by the 34 Act and other applicable rules and regulations regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor; and (iii) other material written communications between the Auditor and management, such as any management letter or schedule of unadjusted differences.

5.7.	SAS 61 Communications. The Committee shall discuss with the Auditor the matters required to be discussed under Statement on Auditing Standards No. 61, as amended.

5.8.	Audit Disagreement Policy. The Committee shall periodically inquire of management and the Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall be directly responsible for the resolution of any disagreements between management and the Auditor regarding financial reporting.

5.9.	Accountability of Auditor. The Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee.

5.10.	Audit Assessment. The Committee shall annually assess and discuss with management and the Auditor the scope and results of the Audit and any problems or difficulties encountered in connection with the audit process and management’s response, including any restrictions on scope of the Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the Auditor but were “passed” (as immaterial or otherwise), and any “management” or “internal control” letter issued, or proposed to be issued, by the Auditor to the Company.

5.11.	Internal Control Assessment. When required by applicable law, the Committee shall annually obtain from the Auditor a written report in which the Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

5.12.	Evaluation. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the Auditor.

6.	Internal Audit Process

6.1.	Internal Audit Process. The Committee shall have primary responsibility for overseeing the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided, that (i) this Section 6.1 shall not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than the Auditor. The Committee shall meet periodically, in its discretion, with management, the Auditor and any internal audit personnel or retained internal audit firm to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the Auditor, and (iii) progress and results of the internal auditing process.

6.2.	Internal Audit Reports. The Committee shall meet periodically, in its discretion, with any internal audit personnel or retained internal audit firm to review any significant reports to management prepared by such personnel or firm together with management’s response and follow-up to such reports.

6.3.	Complaints. The Committee shall establish procedures for: (i) the receipt, retention, and confidential and anonymous treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Financial Reporting

7.1.	SEC Filings and Earnings Releases.

7.1.1.	Annual Report. Prior to the filing by the Company with the SEC of any annual report on Form 10-K, the Committee shall review and discuss with management and the Auditor the audited financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein, including the Auditor’s judgment of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the Company’s financial statements.

7.1.2.	Quarterly Reports. Prior to the filing by the Company with the SEC of any quarterly report on Form 10-Q, the Committee shall review and discuss with management and the Auditor the Company’s quarterly financial results.

7.1.3.	Press Releases and Guidance. The Committee shall periodically, at its discretion, review with management and the Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information, earnings guidance or other financial information to a financial analyst or rating agency (including any use of pro-forma or adjusted non-GAAP information).

7.2.	Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the Auditor and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.3.	Recommendation Regarding Financial Statements. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

8.	Internal Controls

8.1.	Internal Controls and Compliance Policies. The Committee shall have responsibility for monitoring management’s continuing implementation of an effective system of internal control, the purpose of which is to help promote the reliability of financial and operating information, and compliance with applicable laws, regulations and Company policies, including those related to business conduct and ethics. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically, at its discretion, review and assess with management, any internal audit personnel or retained internal audit firm, the Auditor and, if the Committee deems it appropriate, outside legal counsel (a) the system of internal controls (including any significant deficiencies or material weaknesses and any material changes in internal controls reported to the Committee), internal control over financial reporting, significant accounting principles and practices, and disclosure controls and procedures followed by the Company in accounting for and reporting its financial results of operations, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee, the full Board and management in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s compliance with laws and regulations, (c) the Company’s Code of Business Conduct and Ethics and the Company’s Corporate Disclosure and Insider Trading Policy, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) shall elicit any recommendations for the improvement of the Company’s Code of Business Conduct and Ethics and the Company’s Corporate Disclosure and Insider Trading Policy, and such controls, policies, methods and procedures. The Committee shall review with management and the Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is or will be required to be filed by the Company with the SEC on Form 10-K.

8.2.	Information Security. The Committee shall periodically, at its discretion, review and assess with management and the Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3.

Code of Business Conduct and Ethics Violations and Waivers. The Committee shall periodically, at its discretion, inquire of management, any internal audit personnel or retained internal audit firm, and the Auditor as to their knowledge of (i) any violation of the Code of Business Conduct and

Ethics, (ii) any waiver of compliance with the Code of Business Conduct and Ethics, and (iii) any investigations undertaken with regard to compliance with the Code of Business Conduct and Ethics. Any waiver of the Code of Business Conduct and Ethics with respect to a director or executive officer may only be granted by the Committee or the full Board. All waivers granted by the Committee shall be promptly reported to the entire Board and be publicly disclosed as required by applicable rules of the SEC and Nasdaq or such other exchange on which the Company’s shares may then be listed.

8.4.	Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5.	Disagreements with Legal Counsel. The Committee shall periodically, in its discretion, inquire of management and, if the Committee deems it appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

8.6.	Related Party Transactions. The Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company shall not enter into a related party transaction unless such transaction is approved by the Committee. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed pursuant applicable federal securities laws.

8.7.	Significant Risks. The Committee shall periodically, in its discretion, review and discuss with management the Company’s most significant financial risks, methods of risk assessment, risk mitigation strategies and the overall effectiveness of the Company’s guidelines, policies and systems with respect to risk assessment and management, including policies and procedures for derivative and foreign exchange transactions and insurance coverage.

9.	Reports and Assessments

9.1.	Board Reports. The Chairperson of the Committee, or such other member designated by the Committee, shall report to the Board on a regular basis regarding the Committee’s actions and the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Auditor and the performance of the Company’s internal audit function.

9.2.	Charter Assessment. The Committee shall review and reassess the adequacy of this Charter at least annually. In conducting such review, the Committee will assess the Charter’s compliance with applicable rules and regulations regarding the Committee’s composition, independence, scope of responsibilities and other relevant matters. Results of the Committee’s review of this Charter, and any appropriate updates or amendments, shall be duly reported to the full Board.

9.3.	Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Nominating Committee (if any).

9.4.	Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

10.	General

10.1.	Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with GAAP and applicable rules and regulations. Furthermore, it is not the duty of the Committee to certify the Company’s financial statements or to guarantee the Auditor’s report. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management and the Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the Auditor.

10.2.	Charter Guidelines. While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances. Furthermore, from time to time, the Committee may take on additional responsibilities at the request of the Board.

ATTACHMENT B

NATURAL ALTERNATIVES INTERNATIONAL, INC.

HUMAN RESOURCES COMMITTEE CHARTER

(Effective as of January 27, 2006, as amended August 24, 2007, and as further amended September 11, 2009)

This Human Resources Committee Charter sets forth the purpose and membership requirements of the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Natural Alternatives International, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Statement of Purpose

The purpose of the Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and other key employees. The Committee shall:

➢

Subject to delegation by the Board and such terms and conditions as the Board may prescribe, administer the Company’s incentive compensation and equity-based plans as in effect from time to time, and otherwise make recommendations to the Board with respect to the adoption, amendment or termination of such plans and the granting of awards under such plans.

➢	Provide assistance relating to establishing an appropriate compensation program for the Company designed to:

•

reward executive officers and other key employees in connection with the Company’s overall performance and for individual performance with respect to goals, responsibilities and adherence to Company values;

•	attract and retain individuals who are capable of leading the Company in achieving its business objectives; and

•	provide substantial alignment of management’s interests with the long-term interests of stockholders.

➢	Evaluate the performance of the Chief Executive Officer of the Company and recommend the compensation for such officer to the Board.

➢	Perform such other duties set forth in this Charter and as directed from time to time by the Board.

In performing its responsibilities, the Committee shall maintain free and open communication between the Committee, the Board, and the Company’s management.

2.	Membership

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board who are not officers or employees of the Company. The members of the Committee shall be appointed by the Board on the recommendation of the Company’s Nominating Committee or, if there is no such committee, a majority of the Company’s independent directors. The Board shall fill vacancies on the Committee and may remove a Committee member from membership on the Committee at any time with or without cause. Members shall serve until removed or until their successors are appointed by the Board.

2.2.	Chairperson. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of all the Committee members.

2.3.	Independence. Each member of the Committee is expected to meet applicable independence requirements, including, without limitation, the independence requirements of Nasdaq as in effect from time to time or such other exchange on which the Company’s shares may then be listed. Independence shall be determined as to each member by the full Board.

Notwithstanding the foregoing, one director who: (i) is not independent as defined by applicable independence requirements; and (ii) is not a current officer or employee or a family member of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two (2) years and may not chair the Committee.

2.4.	Compensation. The compensation of the members of the Committee shall be as determined by the Board from time to time. No member of the Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board.

3.	Authority

The Committee shall have all resources and authority necessary to discharge its duties and responsibilities, including those set forth below.

3.1.	Education. To help ensure that members of the Committee have the proper knowledge to perform their responsibilities, Committee members shall have the authority, at the Company’s expense, to retain outside professionals and to undertake other appropriate steps to keep current with developments in compensation and benefits programs, and other matters that are relevant to carrying out the Committee’s responsibilities.

3.2.	Advisors. The Committee shall have the authority to engage independent counsel and other advisors (“Advisors”) as it deems necessary or appropriate to fulfill its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

3.3.	Compensation Survey. The Committee shall have the authority to engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s salary, bonus, stock incentive award and benefits history for executive officers, as compared to other similarly situated companies taking into account, among others, industry, size and location.

3.4.	Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and any compensation advisor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5.	Funding. The Committee shall have the authority to determine the appropriate funding for: (i) the engagement and services of any independent compensation and/or benefits consultant or other Advisors; and (ii) ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.

3.6.	Delegation. The Committee may form, and where legally permissible may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible, the Committee may also delegate authority to committees consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.

3.7.	Recommendations to Board. The Committee shall be responsible for reviewing and recommending matters to the Board but shall have no authority to make final decisions other than as set forth in this Charter, or as delegated to it by the Board, or as required by applicable law.

4.	Meetings

4.1.	Frequency. The Committee shall meet at least once per fiscal year or more frequently as the Committee deems necessary or appropriate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee shall have the authority to call meetings at its discretion and to invite officers and employees of the Company to attend. To the extent practicable, the meeting agenda, draft minutes from the prior meeting, and supporting materials, shall be provided to the Committee members before each meeting to allow time for review.

4.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s Chief Executive Officer and Chief Financial Officer; (ii) any independent compensation and benefits consultant or other Advisor; and (iii) the Company’s outside legal counsel retained for general corporate purposes, and may periodically meet in separate executive (private) sessions with each such person and/or other members of the Company’s management to discuss any matters that the Committee or any such person believes should be discussed.

4.3.	Procedures. The Committee will be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Company’s bylaws; or (iii) any applicable federal or state law.

4.4.	Minutes. The Chairperson of the Committee shall designate a person, who need not be a member of the Committee, to act as secretary and to keep the minutes of each meeting of the Committee.

4.5.	Presiding Member. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding member for that meeting.

5.	Reports and Assessments

5.1.	Board Reports. The Chairperson of the Committee, or such other member designated by the Committee, shall report to the Board on a regular basis regarding the Committee’s actions, the fulfillment of the Committee’s responsibilities under this Charter, and any associated matters.

5.2.	Charter Assessment. The Committee shall review and reassess the adequacy of this Charter at least annually. Results of the Committee’s review of this Charter, and any appropriate updates or amendments, shall be duly reported to the full Board.

5.3.	Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Nominating Committee (if any).

5.4.	Proxy Statement Report. The Committee shall prepare any annual or other compensation report as may be required of the Committee by any applicable rules and regulations and submit it to the Board for inclusion in the Company’s proxy statement or other treatment as may be required.

6.	General

6.1.	Charter Guidelines. While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its functions, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances. Furthermore, from time to time, the Committee may take on additional responsibilities at the request of the Board.

ATTACHMENT C

NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOMINATING COMMITTEE CHARTER

(Effective as of August 27, 2004, as amended August 24, 2007, and as further amended September 11, 2009)

This Nominating Committee Charter sets forth the purpose and membership requirements of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Natural Alternatives International, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Statement of Purpose

The purpose of the Committee is to assist the Board in identifying qualified individuals to become members of the Board and in determining the composition of the Board and its various committees.

2.	Membership

2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The members of the Committee shall be appointed by the Board. The Board shall fill vacancies on the Committee and may remove a Committee member from membership on the Committee at any time with or without cause. Members shall serve until removed or their successors are appointed by the Board.

2.2.	Chairperson. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of all the Committee members.

2.3.	Independence. Each member of the Committee must meet applicable independence requirements, including, without limitation, the independence requirements of Nasdaq as in effect from time to time or such other exchange on which the Company’s shares may then be listed. Independence shall be determined as to each member by the full Board.

Notwithstanding the foregoing, one director who: (i) is not independent as defined by applicable independence requirements; and (ii) is not a current officer or employee or a family member of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two (2) years and may not chair the Committee.

2.4.	Compensation. The compensation of the members of the Committee shall be as determined by the Board from time to time. No member of the Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board.

3.	Authority

The Committee shall have all resources and authority necessary to discharge its duties and responsibilities, including those set forth below.

3.1.

Advisors. The Committee shall have the authority to engage independent counsel and other advisors (“Advisors”) as it deems necessary or appropriate to fulfill its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

3.2.	Search Firm. The Committee shall have the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

3.3.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.4.	Funding. The Committee shall have the authority to determine the appropriate funding for: (i) the retention of a search firm pursuant to Section 3.2; (ii) compensation to any Advisors employed by the Committee pursuant to Section 3.1; and (iii) ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.

3.5.	Delegation. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

3.6.	Recommendations to Board. The Committee shall be responsible for reviewing and recommending matters to the Board but shall have no authority to make final decisions other than as set forth in this Charter or required by applicable law.

4.	Duties and Responsibilities

In carrying out the stated purpose of this Committee, the Committee shall:

•

Review the qualifications and independence of the members of the Board and its various committees on a periodic basis and make any recommendations to the Board that the Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board, or any of its committees;

•

Identify and recruit individuals qualified to become Board members, including evaluating persons suggested by stockholders or others, and conducting appropriate inquiries into the backgrounds and qualifications of possible nominees. Persons suggested by stockholders shall be evaluated on the same basis as persons suggested by others. Stockholder recommendations shall be made in accordance with the Company’s Stockholder Communications Policy. Evaluations shall include a determination of whether a candidate meets applicable requirements relating to independence and/or financial expertise, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the Board’s deliberations respecting the Company’s business strategies, financial and operational performance and corporate governance practices.

•

Select candidates as nominees for election as directors and recommend to the Board the director nominees whenever new directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise. The Committee will select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

•	Recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee members to fill vacancies as needed.

•	Review on an annual basis director compensation and benefits.

•	Establish the standards for and annually review and evaluate each Board committee’s annual self-assessment and provide a report of such evaluations to the Board.

•	Perform such other duties set forth in this Charter and as directed from time to time by the Board.

5.	Meetings

5.1.	Frequency. The Committee shall meet at least once per fiscal year or more frequently as the Committee deems necessary or appropriate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee shall have the authority to call meetings at its discretion and to invite officers and employees of the company to attend. To the extent practicable, the meeting agenda, draft minutes from the prior meeting, and supporting materials, shall be provided to the Committee members before each meeting to allow time for review.

5.2.	Procedures. The Committee will be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Company’s bylaws; or (iii) any applicable federal or state law.

5.3.	Minutes. The Chairperson of the Committee shall designate a person, who need not be a member of the Committee, to act as secretary and to keep the minutes of each meeting of the Committee.

5.4.	Presiding Member. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding member for that meeting.

6.	Reports and Assessments

6.1.	Board Reports. The Chairperson of the Committee, or such other member designated by the Committee, shall report to the Board on a regular basis regarding the Committee’s actions and the fulfillment of the Committee’s responsibilities under this Charter.

6.2.	Charter Assessment. The Committee shall review and reassess the adequacy of this Charter at least annually. In conducting such review, the Committee will assess the Charter’s compliance with applicable rules and regulations regarding the Committee’s composition, independence, scope of responsibilities and other relevant matters. Results of the Committee’s review of this Charter, and any appropriate updates or amendments, shall be duly reported to the full Board.

6.3.	Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board.

7.	Charter Guidelines

While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its purpose, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances. Furthermore, from time to time, the Committee may take on additional responsibilities at the request of the Board.

ATTACHMENT D

NATURAL ALTERNATIVES INTERNATIONAL, INC.

2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purpose of the Natural Alternatives International, Inc. 2009 Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of October 15, 2009, subject to the approval of the stockholders of the Company. The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX or any other Award made under the terms of the Plan.

2.03. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.06. Board means the Board of Directors of the Company.

2.07. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The consummation (i.e. closing) of a Merger of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of an Affiliate and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09. Committee means the Human Resources Committee of the Board.

2.10. Common Stock means the common stock of the Company, par value $0.01 per share.

2.11. Company means Natural Alternatives International, Inc., a Delaware corporation, and its successors.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.14 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.16. Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock on the exchange on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.

2.17. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.18. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20 Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.21. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23. Performance Awards means Awards granted in accordance with Article VIII.

2.24. Performance Goals means performances goals for Awards intended to comply with the performance-based compensation exception under Code Section 162(m), including but not limited to: operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.25. Plan has the meaning given to such term in Section 1.01.

2.26. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.27. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.29. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.30. Stock Appreciation Rights means awards granted in accordance with Article VI.

2.31. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Affiliates. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own gross negligence, bad faith or intentional misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s governing documents, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 500,000 of Common Stock. Further, on the first day each calendar year during the Term of the Plan, beginning with January 1, 2011, an additional 100,000 shares of Common Stock shall become available for issuance under the Plan. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options prior to January 1, 2011. Commencing upon January 1, 2011, and again on the first day of each subsequent calendar year during the Term of the Plan the number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options shall increase by 100,000 shares. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02. Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 300,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1,000,000.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d) Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e) Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.

(c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03. Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, death or other Termination of Service as provided in the Award Agreement; or

(iii) In the case of an Option or a Stock Appreciation Right, ten years from the Date of Grant.

(c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Purchase Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control. The applicable Award Agreement may provide that, in the event of a Change in Control and subject to any other conditions set forth in such agreement, any Options or Stock Appreciation Rights subject to such Award Agreement and outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company voting securities.

6.06 Early Exercise. An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02 Restricted Shares.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), an appropriate number of shares shall be delivered in the name of the Participant, free of any restrictions set forth in the Plan and the Award Agreement.

(b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the

Participant’s Beneficiary, the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death or disability of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date such shares are first delivered to the applicable Participant.

(b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death or disability of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04 Change in Control. The applicable Award Agreement may provide that, in the event of a Change in Control and subject to any other conditions set forth in such agreement, all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with

Section 7.03(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units). The provisions of this Section 7.04 shall not be applicable to any Restricted Share or Restricted Stock Unit Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company voting securities.

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be equal to one or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Affiliates or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. The applicable Award Agreement may provide that, in the event of a Change in Control and subject to any other conditions set forth in such agreement, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.01(d), within 30 days after such Change in Control. The provisions of this Section 8.03 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company voting securities.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (including, in the Committee’s discretion and subject to applicable legal restrictions, loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02. Awards.

(a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the

Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Delaware and construed in accordance therewith.

11.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company voting securities. Notwithstanding the foregoing, the Committee expressly reserves the right to approve without stockholder approval a cancellation and reissuance of an outstanding Option or Stock Appreciation Right, the amendment of any outstanding Option or Stock Appreciation Right to lower the Purchase Price or Exercise Price, as the case may be, or any other amendment, adjustment or action taken with respect to an outstanding Option or Stock Appreciation Right that constitutes a repricing under any applicable rule of any stock exchange which lists Common Stock or Company voting securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17. Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18 Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19 Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20 Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21 Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

ARTICLE XII

LIMITATION ON PARACHUTE PAYMENTS

12.01 Scope of Limitation. This Article XII shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this Article XII. If this Article XII applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

12.02 Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article XII, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

12.03 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article XII, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article XII shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

12.04 Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

12.05 Related Corporations. For purposes of this Article XII, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE XIII

PAYMENT OF DIRECTOR’S FEES IN SECURITIES

13.01 Effective Date. No provision of this Article XIII shall be effective unless and until the Board has determined to implement such provision.

13.02 Elections to Receive Non-Qualified Stock Options, Restricted Shares or Restricted Stock Units. A non-employee director of the Company may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, Non-Qualified Stock Options, Restricted Shares or Restricted Stock Units, or a combination thereof, as determined by the Board. Such Non-Qualified Stock Options, Restricted Shares and Restricted Stock Units shall be issued under the Plan. An election under this Article XIII shall be filed with the Company on the prescribed form and shall be subject to such conditions and restrictions as may be imposed by the Board from time to time.

13.03 Number and Terms of Non-Qualified Stock Options, Restricted Shares or Restricted Stock Units. The number of Non-Qualified Stock Options, Restricted Shares or Restricted Stock Units to be granted to a non-employee director in lieu of annual retainer payments and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such grants shall also be determined by the Board.

PROXY

NATURAL ALTERNATIVES INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 30, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held November 30, 2009 and the proxy statement, and appoints Mark A. LeDoux and Kenneth E. Wolf or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Monday, November 30, 2009, at 11:00 a.m. Pacific time, at Natural Alternatives International, Inc., Manufacturing Facility, 1215 Park Center Drive, Vista, California 92081, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors shown on the reverse side and for each proposal.

BNY Mellon Shareowner Services

P.O. Box 3550

South Hackensack, NJ 07606-9250

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

		For All	Withhold for All	*Exceptions

Proposal 1	To elect as a Class I director the following nominees: 01 Joe E. Davis 02 Mark A. LeDoux	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

		For	Against	Abstain

Proposal 2	To approve our 2009 Omnibus Incentive Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

		For	Against	Abstain
Proposal 3	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted “for” the election of each of the nominees for Class I director and “for” Proposals 2 and 3. If any other matters properly come before the meeting, the persons named will vote in their discretion.

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Mark Here ☐ for Address Change or Comments SEE REVERSE

Signature	Date	Signature (Joint Owner)	Date

Title	Title

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET		TELEPHONE

http://www.proxyvoting.com/naii	OR	1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.